SCHEDULE I

INFORMATION RELATING TO THE EXECUTIVE OFFICERS AND DIRECTORS OF THE TD ENTITIES

The following sets forth the name, title and present principal occupation of each executive officer and director of TDI.

TORONTO DOMINION INVESTMENTS LLC

EXECUTIVE OFFICERS

Name (Citizenship)	Title	Principal Occupation or Employment
Wong, Kristie (U.S. Citizen)	Vice President & CFO	VP FINANCE TDS (US) 125 Park Avenue New York NY 10017 United States
Petrou, Christina (U.S. Citizen)	Vice President & CCO	Executive Vice President and CCO TDS (US) 1 Vanderbilt Avenue New York NY 10017 United States

Executive Officers and Directors of TDH

The following sets forth the name, title and present principal occupation of each executive officer and director of TDH.

TORONTO DOMINION HOLDINGS (U.S.A.), INC.

EXECUTIVE OFFICERS AND DIRECTORS

Name (Citizenship)	Title	Principal Occupation or Employment
Gibson, Glenn (Canadian Citizen)	Director, Executive Vice President and Chief Executive Officer	Executive Vice President and Vice Chair, USA Region Head and Global 1 Vanderbilt Avenue New York NY 10017 United States

Wong, Kristie (U.S. Citizen)	Director, Vice President & CFO	Vice President, Finance TD Securities 125 Park Avenue New York NY 10017 United States
Weinman, Robert (U.S. Citizen)	Director	Vice President & Chief Risk Officer, TDS 1 Vanderbilt Avenue New York NY 10017
Wieseneck, Larry (U.S. Citizen)	Director	Executive Vice President, Vice Chair, Head of Corporate & Investment Banking 1 Vanderbilt Avenue New York NY 10017
Charney, Daniel (U.S. Citizen)	Director	Executive Vice President, Vice Chair, Global Markets 1 Vanderbilt Avenue New York NY 10017
French, Michael (Canadian Citizen)	Director	President and CEO TD Group U.S. Holdings LLC 66 Wellington St W., 30th Floor Toronto ON M5k 1A
Petrou, Christina (U.S. Citizen)	Director, Senior Vice President, Chief Operating Officer	Senior Vice President, Chief Operating Officer 1 Vanderbilt Avenue New York NY 10017 United States
Bosman, Dan (U.S. Citizen)	Vice President, Chief Information Officer	Senior Vice President and Chief Information Officer, TD Securities (USA) LLC 125 Park Avenue New York NY 10017 United States

Executive Officers and Directors of TD

The following sets forth the name, title and present principal occupation of each executive officer and director of TD.

THE TORONTO-DOMINION BANK

DIRECTORS

Name (Citizenship)	Principal Occupation or Employment
Ayman Antoun (Canadian and Egyptian Citizen)	Chief Executive Officer OpenText Corporation (Oakville, Ontario, Canada)
Ana Arsov (U.S. and Macedonian Citizen)	Corporate Director, and former Global Co-Head of Financial Institutions and Global Head of Private Credit, Moody’s Ratings (Greenwich, CT, USA)
Cherie L. Brant (Canadian Citizen)	Partner, Borden Ladner Gervais LLP, 22 Adelaide St. West, Suite 3400, Toronto, Ontario M5H 4E3
Elio Luongo (Canadian and Italian Citizen)	Corporate Director, and former Chief Executive Officer and Senior Partner, KPMG Canada (Burnaby, BC, Canada)

John B. MacIntyre (Canadian Citizen)	Board Chair, The Toronto-Dominion Bank Partners (Toronto, Ontario, Canada)
Nathalie Palladitcheff (Canadian and French Citizen)	Corporate Director, and former Chief Executive Officer, Ivanhoé Cambridge (Montreal, Quebec, Canada)
Keith G. Martell (Canadian Citizen)	Corporate Director, and former President & Chief Executive Officer, First Nations Bank of Canada (Eagle Ridge, Saskatchewan, Canada)
Raymond Chun (Canadian Citizen)	Group President and Chief Executive Officer, The Toronto-Dominion Bank, 161 Bay Street, Toronto, Ontario M5J 2T2, Canada
S. Jane Rowe (Canadian Citizen)	Corporate Director, and former Vice Chair, Investments, Ontario Teachers’ Pension Plan Board, 160 Front St. W., Suite 3200, Toronto, Ontario M5J 0G4
Nancy G. Tower (Canadian Citizen)	Corporate Director, and former President & Chief Executive Officer, Tampa Electric Company, 1223 Lower Water Street, Halifax, Nova Scotia B3J 3S8
Ajay K. Virmani (Canadian Citizen)	President & CEO, Cargojet Inc., 2281 North Sheridan Way, Mississauga, Ontario L5K 2S3
Mary A. Winston (U.S. Citizen)	Corporate Director, and former public-company Chief Financial Officer (Charlotte, North Carolina, U.S.A.)
Paul Wirth (U.S. Citizen)	Corporate Director, and former Deputy Chief Financial Officer, Global Controller and Chief Accounting Officer, Morgan Stanley (New Vernon, NJ, USA)
Frank J. Pearn (U.S. Citizen)	Corporate Director, and former Global Chief Compliance Officer, JPMorgan Chase & Co. (Naples, Florida, USA)

EXECUTIVE OFFICERS

Name (Citizenship)	Principal Occupation or Employment
Raymond Chun (Canadian Citizen)	Group President and Chief Executive Officer, TD Bank Group, 161 Bay Street, 35th Floor, Toronto, Ontario M5J 2T2, Canada
Ajai K. Bambawale (Canadian Citizen)	Group Head and Chief Risk Officer, TD Bank Group, 66 Wellington St. W., 4th Floor, Toronto, Ontario M5K 1A2, Canada
Melanie Burns (Canadian Citizen)	Senior Executive Vice President & Chief Human Resources Officer, TD Bank Group, 66 Wellington St. W., 4th Floor, Toronto, Ontario M5K 1A2, Canada
Paul Clark (Canadian Citizen)	Group Head, Wealth Management and TD Insurance, TD Bank Group 161 Bay Street, Toronto, Ontario M5J 2T2, Canada
Barbara Hooper (Canadian Citizen)	Group Head, Canadian Business Banking, TD Bank, 66 Wellington St. W., 4th Floor, Toronto, Ontario M5K 1A2, Canada
Vlad Shpilsky (US Citizen)	Senior Executive Vice President, Global Technology & Solutions, TD Bank Group 66 Wellington Street West, Toronto, Ontario M5K 1A2, Canada
Simon Fish (Canadian Citizen)	Senior Executive Vice President and General Counsel, TD Bank Group 66 Wellington St. W., 4th Floor Toronto, Ontario MK5 1A2 Canada
Sona Mehta (Canadian Citizen)	Group Head, Canadian Personal Banking, TD Bank Group, 66 Wellington Street West, Toronto, Ontario M5K 1A2, Canada
Michelle Myers (Canadian Citizen)	Global Chief Auditor, TD Bank Group, 66 Wellington Street West, Toronto, Ontario M5K 1A2, Canada
Leovigildo Salom (U.S. Citizen)	Group Head, U.S. Retail and President and CEO, TD Bank, America’s Most Convenient Bank®, 1701 Route 70 East, 2nd Floor, Cherry Hill, Camden, NJ 08003
Kelvin Vi Luan Tran (Canadian Citizen)	Group Head and Chief Financial Officer, TD Bank, 66 Wellington St. W., 4th Floor, Toronto, Ontario M5K 1A2, Canada
Tim Wiggan (Canadian Citizen)	President and CEO, TD Securities, Group Head, Wholesale Banking, TD Bank Group, 161 Bay Street, Toronto, Ontario M5J 2T2, Canada
Taylan Turan (British Citizen)	Group Head and Chief Operating Officer, TD Bank Group TD Bank Tower, 66 Wellington Street West, Toronto, Ontario M5K 1A2 Canada